Exhibit 99.1

February 21, 2017

Wells Fargo Bank, National Association

as Trustee

Corporate Trust Operations

150 East 42nd Street, 40th Floor

New York, NY 10017

Attention: Raymond Delli Colli

Re:	LyondellBasell Industries N.V. – Redemption Notice

5% Senior Notes Due 2019

Ladies and Gentlemen:

Pursuant to Section 3.03 of the Indenture and Section 5 of the Notes dated as of April 9, 2012, as supplemented to date (the “Indenture”), between LyondellBasell Industries N.V. (the “Company”) and Wells Fargo Bank, National Association., as Trustee, the Company hereby gives notice of its election to redeem $1,000,000,000 aggregate principal amount of its Notes on March 24, 2017 (the “Redemption Date”). The redemption price for the Notes is 100% per $1,000 principal amount thereof, plus the Applicable Premium as of, and accrued and unpaid interest on the Notes redeemed to, but not including, the Redemption Date. The record date related to this redemption is March 10, 2017. The Company requests that the Registrar give notice of the redemption in the Company’s name and at the Company’s expense on February 22, 2017.

Unless otherwise defined herein, the terms used in this notice have the same meanings as such terms are used in the Indenture.

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LyondellBasell Tower	Tel +1-713-309-3155
1221 McKinney Street	Fax +1-713-309-7136
Suite 300	lyondellbasell.com
Houston, TX 77010
USA

IN WITNESS WHEREOF, I have executed this notice effective as of the date first herein written.

LYONDELLBASELL INDUSTRIES N.V.

By:	/s/ Thomas Aebischer
Thomas Aebischer
Member of the Management Board